                                                                  EXHIBIT 4.5(a)
                                                                  --------------


[Form of Security]

[Face of Securities.]


                            BANKAMERICA CORPORATION


                  -------------------------------------------

    ----------------------------------------------------------------------------



    [IF THIS IS A GLOBAL SECURITY -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN
     ----------------------------
    AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

    THIS SECURITY IS AN UNSECURED OBLIGATION OF BANKAMERICA CORPORATION ONLY, AND IS NOT A DEPOSIT OR AN OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION. THIS SECURITY IS NOT INSURED BY THE FDIC, BANK INSURANCE FUND OR ANY OTHER FEDERAL AGENCY.

No. __________                                                    $____________


         BankAmerica Corporation, a Delaware corporation (herein called the "Corporation", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ____________________________________, or registered assigns, the principal sum of __________________________________ Dollars on [____________________,]
[the Interest Payment Date in _______________,][________________; provided that
(a) the Stated Maturity may be extended, at the option of the Holder, to _______________________ if the Holder so elects, in the manner specified herein, prior to _______ and (b) if the Stated Maturity has been extended as set forth in clause (a) above, the Stated Maturity may be further extended, at the option of the Holder, to ___________________, if the Holder so elects, in the manner specified herein, prior to ________. Such election will be irrevocable and will be binding upon each subsequent Holder of this Note.

         Any such election to extend the Stated Maturity of this Note will be effective only if notice thereof is provided to the Corporation in the manner described below. The Stated Maturity of this Note may be extended, at the option of the Holder hereof, to ________________ if the Holder presents a duly completed and executed notice in the form below entitled "Form of Option To Extend Maturity" to the Corporation at the office of the Paying Agent, ___________________________________ (the "Paying Agent"), in
_____________________________ prior to, but not more than __ prior to _________.
If the Stated Maturity of this Note is extended to ______________, the Stated Maturity may be further extended, at the option of the Holder hereof, if the Holder presents a duly completed and executed notice in the form below entitled "Form of Option To Extend Maturity" to the Corporation at the office of the Paying Agent in _______________________, prior to but not more than ________________ prior to _______. Any option by the Holder to extend the Stated Maturity of this Note must be exercised with respect to the entire principal amount. All questions as to the validity, eligibility (including time of receipt) and acceptance of any option to extend the Stated Maturity of this Note will be determined by the Corporation, whose determination will be final and binding.]

         [If the Security is payable from the proceeds of a Secondary Offering
         ---------------------------------------------------------------------
of Capital Securities or by delivering Capital Securities, insert-- from the
- -------------------------------------------------------------------
proceeds of the Secondary Offering of Capital Securities referred to on the reverse hereof insert, if applicable [(unless earlier exchanged or redeemed or
               ---------------------
prepaid on the terms and in the manner described on the reverse hereof)] or by delivering to the Holder hereof Capital Securities (as defined on the reverse hereof) on the Exchange Date (as defined on the reverse hereof) with a Market Value (as defined on the reverse hereof) equal to such principal sum,]


         [If the Security is to bear interest at a fixed rate prior to Maturity,
         -----------------------------------------------------------------------
insert--, and to pay interest thereon from ___________ [(the "Issue Date")] or from the most recent Interest Payment Date to which interest has been paid or duly provided for [semi-annually in arrears on ____________________and ______________] [quarterly in arrears on ________, ________,________ and
________] [quarterly on the Interest Payment Dates in ________, ________,
________ and ________] in each year and at Maturity, commencing
[______________] [on the first Interest Payment Date after the date hereof], at the rate of ____% per annum until the principal hereof is paid or made available for payment. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Any payment required to be made on a date that is not a Business Day need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such date and no additional interest shall accrue as a result of such delayed payment.

         "Business Day" means any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions or trust companies in ______________________ are authorized or obligated by law or executive order to close.]


         [If the Security is to bear interest at a floating rate other than
          -----------------------------------------------------------------
secondary market rate for T-Bills or the auction rate for such Bills, insert--
- ------------------------------------------------------------------------------
and to pay interest thereon from _________ [(the "Issue Date")] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at [a rate] [rates] per annum determined as provided below, [semi-annually in arrears on __________ and __________] [quarterly on the Interest Payment Dates in __________, _______, __________ and ___________] [quarterly in arrears on ________, ________, ________ and ________] in each year and at
Maturity], commencing [on _________] [on the first Interest Payment Date after the date hereof,] until the principal hereof is paid or made available for payment. If any Interest Payment Date (other than an Interest Payment Date occurring on Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day [if the Security is to bear interest at LIBOR, insert-- except
                   ------------------------------------------------------
that, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day]. If the Maturity falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Maturity to the date of such payment on the next succeeding Business Day. Interest payments on each Interest Payment Date will include accrued interest from and including ____________ or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date or Maturity (each, an "Interest Period").

         [If the Security is to bear interest at a floating rate based upon the
         ----------------------------------------------------------------------
secondary market rate for T-Bills or the auction rate for such Bills, insert--
- ------------------------------------------------------------------------------
Interest on this Security is payable at the rate of [___ basis points above] [____% of] the weighted average per annum [of the [daily] [weekly average] [monthly average]] [discount rate] [bond yield equivalent rate] for direct obligations of the United States with a maturity of ____________________ computed on the basis of a [365 or 366-day year, as the case may be,] [360-day year of twelve 30-day months] [and applied on a daily basis] (the "_________________ Treasury Bill Rate") [based on results of the most recent auction of] [set in the secondary market for] _______ [month] [day] U.S. Treasury Bills as published by the Board of Governors of the Federal Reserve System or (if not so published) as reported by the United States Department of the Treasury or any Federal Reserve Bank or United States Government Department or Agency. [The interest rate will be adjusted [weekly] [monthly] [quarterly] [semi-annually] on the calendar day following the most recent auction of _________ [month] [day] U.S. Treasury Bills, commencing on _____________.] [The interest rate will be adjusted [weekly] [monthly] [quarterly] [semi-annually] on the calendar day following the most recently so published or reported secondary market rate for __________ [month] [day] U.S. Treasury Bills, commencing on ___________.] [The interest rate in effect for the period from ____________ through the date of the first _________ [month] [day] U.S.
Treasury Bill auction after such date shall be based upon the results of the most recent __________ [month] [day] U.S. Treasury Bill auction prior to such date; and the interest rate in effect for the ___________ days immediately prior to Maturity shall be based upon the results of the most recent
__________ [month] [day] U.S. Treasury Bill auction held prior to the
__________ days preceding Maturity. [The interest rate in effect for the period from __________ through the date of the first published or reported [daily] [weekly average] [monthly average] secondary market rate for ______ [month] [day] U.S. Treasury Bills after such date shall be based upon the most recent published or reported secondary market rate for __________ [month] [day] U.S. Treasury Bills prior to such date; and the interest rate in effect for the _________ days immediately prior to Maturity shall be based upon the results of the most recent published or reported [daily] [weekly average] [monthly average] secondary market rate for __________ [month] [day] U.S. Treasury Bills prior to the _________ days preceding Maturity.

         In the event that the Corporation determines in good faith that the _______________ Treasury Bill Rate has ceased to be published or reported as provided above, then the rate of interest in effect at the time of the last such publication or report will remain in effect until such time, if any, as such Treasury Bill Rate shall again be so published or reported.]


         [If the Security is to bear interest at a floating rate based upon the
         ----------------------------------------------------------------------
secondary market rate for United States dollar domestic certificates of deposit,
- --------------------------------------------------------------------------------
insert-- Interest on this Security is payable at the rate of [___ basis points]
- --------
[_______ of_______%] above the [daily] [weekly average] [monthly average] secondary market yield on those ________-month United States dollar domestic certificates of deposit that are considered by the cash market to be of the highest liquidity and lowest credit risk, and which trade at identical yields
(the "CD Rate") as published by the Board of Governors of the Federal Reserve System or (if not so published) as reported by the Department of the Treasury or any Federal Reserve Bank or any United States Government Department or Agency. [The interest rate will be adjusted [weekly] [monthly] [quarterly] [semi-annually] on the calendar date following each publication (or report, if applicable) of the CD Rate, commencing on __________.] [The interest rate in effect for the period from _______________ through the date of the first publication (or report, if applicable) of the CD Rate after such date shall be the CD Rate most recently published or reported, as the case may be, prior to such date; and the interest rate in effect for the days immediately prior to Maturity shall be the CD Rate most recently published or reported, as the case may be, prior to the _______________ days preceding Maturity.

         In the event the Corporation determines in good faith that the CD Rate has ceased to be published or reported as provided above, then the CD Rate shall be the arithmetic mean of the closing secondary market yields quoted to the Corporation on the Business Day next succeeding such _________ by each of _____ major dealers in certificates of deposit, selected by the Corporation, as prevailing on ______-month United States dollar domestic certificates of deposit on such __________ (or next preceding Business Day). In the event the Corporation determines in good faith that such quotations as provided above are not available, the then current CD Rate will remain in effect until such time as such CD Rate is again published or reported or such yields are again quoted as provided above.

         "Business Day" shall mean any day which is not a Saturday or Sunday or which in _______________________ is neither a legal holiday nor a day on which banking institutions or trust companies are authorized or obligated by law or executive order to close.

         Interest on this Security will be calculated on the basis of [a 365 or 366-day year, as the case may be] [a 360-day year of twelve 30-day months] for the actual number of days elapsed in the relevant period.]

         [If the Security is to bear interest at a floating rate based upon (i)
          ---------------------------------------------------------------------
the secondary market for T-Bills or the auction rate for such Bills or (ii) the
- -------------------------------------------------------------------------------
secondary market rate for United States dollar domestic certificates of deposit,
- --------------------------------------------------------------------------------
insert-- The interest rate applicable to each _______ will be determined as
- ------
promptly as practicable by the Corporation as described herein, and the Corporation will furnish the Trustee with an Officers' Certificate setting forth the interest rate applicable to each _________ promptly after such rate has been determined.]

         [If the Security is to bear interest at a floating rate based upon a
         --------------------------------------------------------------------
LIBOR Rate, insert--  The "Interest Determination Date" for an Interest Period
- --------------------
is two London Banking Days (as defined below) preceding the first day of such Interest Period.

         The interest rate for any Interest Period will be effective as of the first day of such Interest Period. The interest rate for the initial Interest Period will be equal to ______% per annum. Thereafter, the interest rate for each Interest Period will be determined on the Interest Determination Date for such Interest Period and will be [the greater of (i)] a per annum rate equal to three-month U.S. dollar LIBOR (determined as set forth below) [plus] [minus] ___% [or (ii) ____%]. Interest will be computed on the basis of a 360-day year and the actual number of days in the applicable Interest Period.

         LIBOR, with respect to an Interest Determination Date, will be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that

Interest Determination Date that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m. (London time) on that Interest Determination Date. If such rate does not appear on Telerate Page 3750 on such Interest Determination Date, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (as defined below), after consultation with the Corporation, at approximately 11:00 a.m., London time on that Interest Determination Date. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that Interest Determination Date will be the arithmetic mean of the rates quoted by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Corporation) at approximately 11:00 a.m., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks for a three-month period commencing on the second London Banking Day immediately following that Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1 million that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR for the applicable period will be the same as LIBOR for such Interest Determination Date.

         As used herein:

              "Business Day" means any day which is not a Saturday or Sunday and which is not a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law or executive order to be closed in the City of _______________________________________.

              "Calculation Agent" means
         _________________________________________________________ or its
         successor as calculation agent as appointed by the Corporation.

              "London Banking Day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

         As soon as possible after 11:00 a.m. (London time) on each Interest Determination Date the Calculation Agent shall determine the interest rate and calculate the amount of interest payable in respect of each U.S. $1,000 principal amount of Securities for such Interest Period (the "Interest Amount") by applying the interest rate to U.S. $1,000 and multiplying such amount by the actual number of days for which interest is payable in the applicable Interest Period divided by 360 and rounding the result as described below.

         All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest ______________________ of a percentage point, with _________________________ of a percentage point being rounded upwards, and all dollar amounts used in or resulting from such calculations on Securities will be rounded to the nearest cent (with one half cent being rounded upwards).

         The Calculation Agent will, upon the request of the holder of this Security, provide the interest rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Corporation and the holders of the Notes.

         Until all the Securities are paid or payment thereof is provided for, there shall at all times be a Calculation Agent capable of performing the duties described above in connection with determination of the Interest Rate on the Securities.]


         [If the Security is to bear interest at a floating rate based upon the
         ----------------------------------------------------------------------
prime rate, insert-- Interest on this Security is payable at the rate of [___
- --------------------
basis points] [_______ of _______%] above the prime rate for bank prime loans (the "Prime Rate") as published by the Board of Governors of the Federal
Reserve System or (if not so published) as reported by the Department of the Treasury or any Federal Reserve Bank or any United States Government Department or Agency. [The interest rate will be adjusted [weekly] [monthly] [quarterly] [semi-annually] on the calendar date following each publication (or report, if applicable) of the Prime Rate, commencing on __________.] [The interest rate in effect for the period from _______________ through the date of the first publication (or report, if applicable) of the Prime Rate after such date shall be the Prime Rate most recently published or reported, as the case may be, prior to such date; and the interest rate in effect for the __________ days immediately prior to Maturity shall be the Prime Rate most recently published or reported, as the case may be, prior to the _______________ days preceding Maturity.


         In the event the Corporation determines in good faith that the Prime Rate has ceased to be published or reported as provided above, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined herein) as such bank's prime rate or base lending rate as in effect for that Interest Determination Date. If fewer than four such rates appear on the Reuters Screen NYMF Page for the Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by at least two of three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates are quoted as aforesaid, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by one or two, as the case may be, substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent (after consultation with the Corporation) to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as set forth above, the Prime Rate will remain the Prime Rate then in effect on such Interest Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying the prime rate or base lending rate of major United States banks).]


         [If the Security is to bear interest prior to Maturity, insert-- The
         ----------------------------------------------------------------
interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture referred to on the reverse hereof, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the [if
                                                                       --
interest is payable semi-annually, insert-- ____ or _____] [if interest is
- -------------------------------------------                 --------------
payable quarterly, insert-- _____, _____, ______ or _____] [the _________ day
- ---------------------------
of the calendar month] (whether or not
a Business Day) [, as the case may be,] next preceding such Interest Payment Date (a "Regular Record Date"). Any such interest which is payable but not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on such Regular Record Date, and may be paid to the Person in whose name this Security is registered on the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee; notice whereof shall be given to the Holder hereof not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.]

         Interest will be payable at ________ or at such other agencies or places as the Corporation may from time to time appoint under the terms of the Indenture (the "Paying Agent"). At the option of the Corporation payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register [or by wire transfer to a U.S. dollar account designated by such Holder, not less than __ days prior to the date of such payment. Principal payable at Maturity will be paid to the registered holder upon surrender of the Security at the office of the Paying Agent.]


         [If the Security is to bear interest prior to Maturity,
         -------------------------------------------------------
but is to be an Original Issue Discount Security, insert-- If an Event of
- ----------------------------------------------------------
Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable, (ii) of the amount of all overdue instalments of interest and (iii) of interest on any overdue principal and overdue interests (in each case to the extent that the payment of such interest shall be legally enforceable),all of the Corporation's obligations in respect of the payment of the principal of and interest on the Securities of this series shall terminate.


         In the case of a default in payment of principal of this Security upon acceleration or at Stated Maturity, or any instalment of interest on this Security when it becomes due and payable, the overdue principal of or instalment of interest on this Security, as the case may be, shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from principal or instalment of interest, as the case may be, has been made or duly provided for.]

         [If the Security is to be subordinated, insert -- The indebtedness
          ---------------------------------------------
evidenced by this Security is, to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture) of the Corporation. This Security is issued subject to such provisions of the Indenture, and each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.]


         REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.


         Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.


                                  BANKAMERICA CORPORATION

[Seal]                            By __________________________
                                     Vice Chairman of the Board
                                     and Chief Financial Officer

Attest



________________________          By __________________________
Secretary                            Senior Vice President
                                     and Assistant Treasurer

Dated:
- -----

                    Trustee's Certificate of Authentication


         This is one of the Securities, of the series designated herein, described in the within-mentioned Indenture.


[First Trust of California, National Association]
[Chemical Trust Company of California], as Trustee



                                    By _________________________,
                               or      as Authenticating Agent
                                       for the Trustee


By ___________________________     By __________________________
       Authorized Officer                Authorized Officer

[Form of Reverse of Security.]



                            BANKAMERICA CORPORATION


                            ------------------------

                        --------------------------------


         This Security is one of a duly authorized issue of securities of the Corporation (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1991[, as amended by the First Supplemental Indenture dated as of [August 1, 1994,] [September 8, 1992,]] (which indenture and all indentures supplemental thereto will herein be called the "Indenture"), between the Corporation and [First Trust of California, National Association, as successor Trustee] [Chemical Trust Company of California, as Trustee] (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $______________].


         [If the Security is payable from funds in a mandatory Securities Fund,
          ---------------------------------------------------------------------
insert-- The Indenture provides for the creation of a segregated fund (the
- --------
"Securities Fund") to be held by the Trustee. The Securities Fund is being created for certain United States bank regulatory purposes and, although it is expected to provide a source of funds for the payment of the Securities of this series, the Securities Fund will not constitute security for the Securities of this series. Amounts in the Securities Fund will consist solely of (i) the net proceeds of the sale for cash (the "Cash Proceeds") from time to time of shares of Capital Securities and (ii) funds equal to the market value (as determined by the Corporation) of Capital Securities sold from time to time in exchange for other property, less the expenses to effect any such exchanges (the "Exchange Proceeds"), in each case which the Corporation from time to time shall elect to deposit into the Securities Fund. The Corporation has covenanted and agreed that (i) by the Interest Payment Date in _________, it will have sold Capital Securities in a sufficient amount so that the aggregate of the Cash Proceeds and the Exchange Proceeds will equal at least one-third of the original aggregate principal amount of the Securities of this series (or such lesser amounts as the Primary

Federal Regulator may permit from time to time) and will have deposited into the Securities Fund funds equivalent to such amount, (ii) by the Interest Payment Date in ______________, it will have sold Capital Securities in a sufficient amount so that the aggregate of the Cash Proceeds and the Exchange Proceeds will equal at least two-thirds of the original aggregate principal amount of the Securities of this series (or such lesser amount as the Primary Federal Regulator may permit from time to time) and will have deposited into the Securities Fund funds equivalent to such amount, (iii) by 60 days prior to the Interest Payment Date in _________, it will have sold Capital Securities in a sufficient amount so that the aggregate of the Cash Proceeds and the Exchange Proceeds will equal not less than the original aggregate principal amount of the Securities of this series (or such lesser amount as the Primary Federal Regulator may permit from time to time) and will have deposited into the Securities Fund funds equivalent to such amount, and (iv) by 10 days prior to the Stated Maturity of the Securities of such series, if the aggregate amount of the funds in the Securities Fund is not sufficient to pay all of the principal of (and premium, if any) on Securities of such series coming due, it will have sold Capital Securities in a sufficient amount so that the aggregate of the Cash Proceeds and the Exchange Proceeds will equal not less than the amount necessary in order to provide sufficient funds for such payment and will have deposited into the Securities Fund additional funds equivalent to such amount; provided, however, that such covenant and agreement of the Corporation shall be cancelled, and amounts theretofore deposited into the Securities Fund will, at the request of the Corporation, be repaid to it, if the Corporation shall determine that under then regulations of the Corporation's Primary Federal Regulator either the Securities of this series are no longer includable as capital or it is no longer necessary for the Corporation to be obligated to pay the principal of the Securities of this series out of the Securities Fund in order for such Securities to maintain the same capital treatment as they are then receiving under such regulations, if the approval of the Primary Federal Regulator is obtained for such cancellation and release or if the Corporation shall have exchanged or redeemed the Securities of this series pursuant to clause (ii) of the third sentence of the second succeeding paragraph of this Security.


         Unless the Securities of this series shall have been accelerated upon the occurrence of an Event of Default or the Corporation shall elect to redeem the Securities pursuant to clause (ii) of the third sentence of the next paragraph of this Security or the Corporation shall have made the determination referred to in the proviso to the final sentence of the immediately preceding paragraph, or the Primary Federal

Regulator shall have approved payment from sources other than the Securities Fund, the principal of the Securities shall be payable prior to their final maturity in __________ solely from funds in the Securities Fund. All interest or discount earned on investments of amounts held in the Securities Fund and any profit realized therefrom shall be promptly paid to the Corporation and will not be deemed to be part of the Securities Fund.]


         [If the Security is to be redeemable from funds deposited in the
          ---------------------------------------------------------------
Securities Fund, insert-- Except as otherwise provided herein, the Securities of
- -------------------------
this series may not be redeemed before the Interest Payment Date in __________ ____. On the Interest Payment Date in __________ ____ and on any day thereafter, the Securities of this series may be redeemed, as a whole or from time to time in part, at the option of the Corporation, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at a redemption price equal to ___% of the principal amount of the Securities to be redeemed plus interest accrued and unpaid to the Redemption Date. Any such redemption may be made (i) solely out of funds in the Securities Fund, provided that no notice of any such redemption to be made solely out of funds in the Securities Fund may be given unless there are sufficient funds available in the Securities Fund to pay the principal amount of the Securities to be redeemed; or
(ii) from any source, irrespective of the amount of funds available in or theretofore deposited in the Securities Fund, if (x) the Primary Federal Regulator shall have approved such redemption from a source other than funds in the Securities Fund or (y) if the Corporation shall determine that under then regulations of the Corporation's Primary Federal Regulator either the Debt Securities are no longer includable as capital or it is no longer necessary for the Corporation to be obligated to redeem the Debt Securities out of Securities Funds in order for the Debt Securities to maintain the same capital treatment as they are then receiving under such regulations.]


         [If the Security is exchangeable at Maturity for Capital Securities,
          -------------------------------------------------------------------
insert-- On __________, unless the Securities of this series have been
- --------
previously accelerated upon the occurrence of an Event of Default, redeemed or exchanged as provided herein and in the Indenture, or prepaid [on or after __________] [not more than __ days prior to ________] on an Exchange Date selected by the Corporation, the Corporation shall exchange Capital Securities with a Market Value equal to the principal amount of the Outstanding Securities of this series for the Securities of this series in whole. [The Corporation will sell Capital Securities in a sale (the "Secondary Offering") on behalf of the Holders of the Securities of this series who elect to receive cash for their Capital Securities upon exchange of their Securities on the Exchange Date.] The Market Value of any Capital Securities issued on the Exchange Date means the sale price of such Capital Securities in the Secondary Offering. In the event the Corporation fails to effect the Secondary Offering, the Market Value of such Capital Securities shall be the fair value of such Capital Securities on the Exchange Date as determined by _____ independent nationally recognized investment banking firms selected by the Corporation.


         Capital Securities shall consist of the Corporation's Common Stock, Perpetual Preferred Stock or securities which at the date of issuance may be issued in exchange for, or the proceeds from the sale of which may be designated as Securities Funds or Optional Securities Funds for the payment of the principal of, "mandatory convertible securities" under applicable regulations of the Corporation's Primary Federal Regulator.


         Not less than __ days prior to _____, the Corporation shall give notice to Holders of Securities of this series as to the type of Capital Securities to be exchanged for such Securities on the Exchange Date. Such notice shall specify the type of Capital Securities to be exchanged for such Securities and shall state that each such Holder will receive on the Exchange Date accrued and unpaid interest in cash to the Exchange Date and may elect to receive on the Exchange Date Capital Securities with a Market Value equal to the principal amount of such Securities registered in the name of such Holder. In order to receive Capital Securities, a Holder must return not less than __ days prior to __________ a duly completed Capital Security Election Form to the Exchange Agent appointed by the Corporation. If no such notice is timely returned by a Holder, such Holder will be deemed to have received on the Exchange Date Capital Securities having such Market Value and to have elected to have such Capital Securities sold for such Holder by the Corporation in the Secondary Offering for cash proceeds to such Holder on the Exchange Date equal to the principal amount of such Securities registered in the name of such Holder. The Corporation shall bear all expenses of the Secondary Offering, including underwriting discounts and commissions. Holders electing to receive Capital Securities will receive cash for any fractions of Capital Securities.


         The Corporation may accelerate the Exchange Date to any date not more than __ days prior to _________ which date shall be at the closing of the Secondary Offering or, in the event the Corporation does not effect the Secondary Offering, on __________.

         Notice of the Exchange Date will be published in an Authorized Newspaper in each of the City and County of San Francisco and the Borough of Manhattan, The City of New York and mailed to each Holder of Securities of this series together with notice of the amount of Capital Securities being exchanged for each $____ principal amount of such Securities not less than ____ Business Days prior to the Exchange Date.]


         [If the Security is exchangeable early, insert-- On or after
          -----------------------------------------------
__________, the Corporation may at its option at any time upon not less than __ days' notice exchange Capital Securities with a Market Value equal to the principal amount of the Securities of this series to be exchanged for the Securities of this series, in whole or in part. Each Holder of such Securities will be required to return a duly completed Capital Security Election Form to the Exchange Agent appointed by the Corporation not less than __ days prior to each Exchange Date if such Holder desires to receive Capital Securities. In the absence of any such election by the Holder, such Holder will be deemed to have received on such Exchange Date Capital Securities having such Market Value and to have elected to have such Capital Securities sold for it by the Corporation in the related Secondary Offering for cash proceeds to such Holder on such Exchange Date equal to the principal amount of such Securities registered in the name of such Holder which are subject to such exchange. The Corporation may at its option accelerate such Exchange Date within such __-day period. Notice of the Exchange Date will be published in an Authorized Newspaper in each of the City and County of San Francisco and the Borough of Manhattan, The City of New York and mailed to each Holder of such Securities together with notice of the amount of Capital Securities being exchanged for each $____ principal amount of such Securities not less than _____ Business Days prior to such accelerated Exchange Date. The Corporation shall bear all expenses of such Secondary Offering, including underwriting discounts and commissions. Holders electing to receive Capital Securities will receive cash for any fractions of Capital Securities.]


         [If the Security is exchangeable for Capital Securities, insert--
          ----------------------------------------------------------------
Subject to Section 503 of the Indenture, and without prejudice to the rights of Holders of Securities of this series pursuant to Section 1413 of the Indenture, no such Holder shall be entitled to receive any cash from the Corporation on any Exchange Date or at the Stated Maturity of any such Security except from the proceeds of the sale of such

Holder's Capital Securities in the related Secondary Offering and except as provided herein and in the Indenture with respect to fractional Capital Securities, amounts equal to expenses of the sale in the related Secondary Offering of such Capital Securities, [redemption from the Optional Securities Fund,] redemption after revocation of the Corporation's obligation to exchange Capital Securities, accrued and unpaid interest and acceleration upon an Event of Default. If the Corporation does not effect the Secondary Offering, such Holder will receive Capital Securities with Market Value equal to the principal amount of Securities of this series registered in the name of such Holder which are subject to such exchange and not cash other than in lieu of fractional Capital Securities and for accrued and unpaid interest, without prejudice to such Holder's rights pursuant to Section 1413 of the Indenture.


         The Corporation's obligation to exchange Capital Securities for Securities of this series as provided in the Indenture is absolute and unconditional; provided, however, that such obligation may be revoked at the option of the Corporation at any time on not less than __ days' prior notice if the Corporation shall determine that under then regulations of the Corporation's Primary Federal Regulator either the Debt Securities are no longer includable as capital or it is no longer necessary for the Corporation to be obligated to exchange Capital Securities for Debt Securities in order for the Debt Securities to maintain the same capital treatment as they are then receiving under such regulations or if approval of the Primary Federal Regulator is obtained for such revocation. If such obligation is revoked the Corporation will pay for such Securities in cash at ___% of the principal amount thereof plus accrued interest to the Stated Maturity of this Security, or, at its option, the Corporation may redeem the Security of this series in cash upon not less than __ days' notice by mail, at any time on or after __________, as a whole or in part, at the election of the Corporation, at a redemption price equal to ___% of the principal amount, plus accrued interest to the Redemption Date.]


         [If the Security is exchangeable early or at Stated Maturity, but in
          -------------------------------------------------------------------
lieu thereof or in addition thereto the Security may be redeemed from funds
- ---------------------------------------------------------------------------
deposited in the Optional Securities Fund, insert-- At any time from __________
- ----------------------------------------------------
to the Stated Maturity, inclusive, the Corporation at its option upon not less than __days' notice may redeem the Securities of this series in whole or in part at a redemption price equal to __% of the principal amount of the Securities to be redeemed plus interest accrued and unpaid at the Redemption Date, in lieu of or in addition to any exchange of such Securities for Capital

Securities as provided in this Security. In the event of any such redemption, the principal amount of the Securities to be redeemed may be paid solely out of funds in the Optional Securities Fund. The Optional Securities Fund is being created for certain United States bank regulatory purposes and, although it may provide a source of funds for the payment of the Securities of this series, the Optional Securities Fund will not constitute security for the Securities of this series.]


         [If this Security is exchanged for Capital Securities after any record date and on or prior to the next succeeding Interest Payment Date (but not if the Maturity of this Security is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be paid by the Corporation on such Interest Payment Date notwithstanding such exchange, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name this Security is registered at the close of business on such record date.]


         [If the Security is to be repayable at the option of the Holder,
          ---------------------------------------------------------------
insert--This Security is subject to repayment at the option of the Holder [on and after _______________] [on ____________, _____________, and
__________________] (the "Optional Repayment Dates"). On each Optional Repayment Date, this Security will be repayable in whole or in part in increments of $________ (provided that any remaining principal amount of this Security shall be at least $_________) at the option of the Holder hereof at a repayment price equal to _______% of the principal amount to be repaid together with interest thereon payable to the date of repayment. For this Security to be repaid in whole or in part at the option of the Holder hereof, this Security must be received with an election in form acceptable to the Trustee at ________________________ not more than ___ nor less than ____ days prior to the Optional Repayment Date. Any such election shall be irrevocable.

         [If the Security is to be redeemable prior to Stated Maturity,  insert
         ----------------------------------------------------------------------
- -- Except as otherwise provided herein, the Securities of this series may not be redeemed before the Interest Payment Date in _________ ____. On the Interest Payment Date in _________ ____ and on any day thereafter, the Securities of this series may be redeemed, as a whole or from time to time in part, at the option of the Corporation, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at a redemption price equal to ___% of the principal amount of the Securities to be redeemed plus interest accrued and unpaid to the Redemption Date.]



         [If the Security is to be redeemable in part, insert-- In the event of
          -----------------------------------------------------
redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]


         [If the Security is convertible, insert-- Subject to and upon
          ----------------------------------------
compliance with the provisions of the Indenture, the Holder hereof has the right, at his option, at any time prior to the close of business on _________________, or, as to all or any portion hereof called for redemption or submitted for repayment, the close of business on the Redemption or Repayment Date, as the case may be, to convert the principal amount hereof or, if the principal amount hereof is greater than $1,000, any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of [Common Stock] [__% Cumulative Convertible Preferred Stock, Series __] (as such shares shall then be constituted) obtained by dividing the principal amount of this Security or portion hereof to be converted by the conversion price of $_____________, or such conversion price as adjusted from time to time as provided in the Indenture, upon surrender of this Security, together with a conversion notice as provided herein and in the Indenture, to the Corporation at the office or agencies of the Corporation maintained for that purpose in the City and County of San Francisco [and the Borough of Manhattan, The City of New York], and unless the shares deliverable on conversion are to be registered in the same name as this Security, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or by the Holder's duly authorized attorney. No adjustments in respect of interest or dividends will be made upon any conversion, provided, however, that if this
                                               --------  -------
Security shall be surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on such Interest Payment Date, this Security (unless it or the portion being converted shall have been called for redemption or submitted for repayment on a date in such period) must be accompanied by payment, in legal tender or other funds acceptable to the Corporation, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted for any Interest Payment Date; provided further, however, that no such payment need be made if
              -------------------------
there shall exist at the time of conversion a default in the payment of interest on the Securities of this series. No fractional shares will be delivered upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any portion of a share which would otherwise be deliverable upon the surrender of any Security or Securities for conversion.]



         [If this is a subordinated Security insert -- "Event of Default", with
          -----------------------------------------
respect to the Securities of this series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              [(a) default in the payment of any interest upon any Security of this series when it becomes due and payable, and continuance of such default for a period of 30 days; or]

              [(b) default in the payment of the principal of any Security of this series at its Maturity; or]

              [(c) default in the deposit of any sinking fund payment, when and as due by the terms of the Securities of this series;]

              [(d) default in the performance, or breach, of any covenant or warranty of the Corporation in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Paragraph specifically dealt with or which has expressly been included in the Indenture solely for the benefit of Debt Securities of a series other than this series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Corporation by the Trustee, or to the Corporation and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or]

              [(e) the entry of a decree or order for relief in respect of the Corporation by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

              [(f) the commencement by the Corporation of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or the consent by the Corporation to the entry of a decree or order for relief in an involuntary case under any such law.]

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.


         [If this is a subordinated Security with limited acceleration rights,
          --------------------------------------------------------------------
insert --  There is no right of acceleration of the payment of principal of this
- ------
Security upon a default in the payment of principal or interest or in the performance of any other covenant or agreement in this Security.]


         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Corporation with the consent of the Holders of 66-2/3% in principal amount at Maturity of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.


         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair [the] [any] obligation of the Corporation, which is absolute and unconditional, to pay the principal of [(and premium, if any)] and interest on this Security at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

         [If the Security is to be in registered form, insert--As provided in
          ----------------------------------------------------
the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation in any place where the principal of [(and premium, if any)] and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.


         [If this is a Global Security -- This Security is a Global Security and
          ----------------------------
shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to this Global Security or its nominee only if
(x) such Depositary notifies the Corporation that it is unwilling or unable to continue as Depositary for this Global Security, or (y) the Corporation executes and delivers to the Trustee a Company Order that this Global Security shall be exchangeable. In the event the Global Security representing the Securities becomes exchangeable for definitive Securities pursuant to the terms of the Indenture, such Securities will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.]


         [When not represented by one or more Global Securities,] [T]he Securities of this series are issuable only in registered form in denominations of $_________

[and any integral multiple thereof] [or any amount in excess thereof which is an integral multiple of $____________]. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.]


         [If the Security is not to be subject to redemption at the option of
          -------------------------------------------------------------------
the Corporation, insert-- The Securities are not redeemable at the option of the
- -------------------------
Corporation prior to Stated Maturity.]


         [The Corporation shall not be required (i) to issue, register the transfer of or exchange any Security to be

[redeemed or exchanged for Capital Securities] for a period of fifteen days preceding the date of mailing of a notice of redemption or exchange or (ii) to register the transfer of or exchange any Security so selected for [redemption or exchange] in whole or in part, except the [unredeemed or unexchanged] portion of such Security being [redeemed or exchanged] in part.


         No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


         Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.


         [If the Security may be defeased, insert-- Certain of the Corporation's
          -----------------------------------------
obligations under the Indenture with respect to Securities of this series may be terminated if the Corporation irrevocably deposits with the Trustee money or Eligible Instruments sufficient to pay and discharge the entire indebtedness on all Securities of this series, as described in the Indenture.]


         This Security is governed by the laws of the State of California.


         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                               CONVERSION NOTICE



TO BANKAMERICA CORPORATION:


         The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of [Common Stock] [__% Cumulative Convertible Preferred Stock, Series __] of BankAmerica Corporation in accordance with the terms of the Indenture referred to in this Security and directs that the shares deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.


Date:  ________________________       ___________________________
                                              Signature

Fill in for registration
of shares:
_______________________________       Principal amount to be
_______________________________       converted (if less than
_______________________________       entire amount):

                                             $     ,000
                                              ---------

_______________________________       _____________________________
Please print name and address         Social Security or Other
    (including zip code)              Taxpayer Identification Number

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _________ Custodian __________
                     (Cust)              (Minor)

under Uniform Gift to Minors
Act ______________________________________________
                    (State)

    Additional abbreviations may also be used though not in the above list.

                        ________________________________
                                   ASSIGNMENT


FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
_______________________

___________________________________________________________________________
           (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS IN TRANSFEREE)

the within Note, and all rights hereunder, and hereby irrevocably constitutes and appoints _____________________________________________________ Attorney to
transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.


Date:_________________________       __________________________________________
                                      NOTICE: The signature to this assignment must be guaranteed by a commercial bank or trust company in the continental United States or by a firm or corporation having membership on any national securities exchange or in the National Association of Securities Dealers, Inc., and must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.

                           OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Corporation to repay the within Security (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned at ___________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

         If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof which the Holder elects to have repaid _______________; and specify the denomination or denominations (which shall be in authorized denominations) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid): ___________________________________

Date:__________________________     _________________________________________
                                     Note:  The signature on this Option to
                                     Elect Repayment must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement.

[If the Maturity Date is extendible, insert--

                       FORM OF OPTION TO EXTEND MATURITY

    The undersigned hereby irrevocably requests and instructs the Corporation to extend the Stated Maturity to ___________________of BankAmerica Corporation, ______________________Note Due _______represented by certificate number ________ in aggregate principal amount of $_______________ and registered in the name of the undersigned.

    For the Stated Maturity of this Note to be extended, the Corporation must receive a notice in this form duly completed, at the office of the Paying Agent of the Corporation set forth in this Note, not less than two nor more than 10 Business Days preceding the _______________ Interest Payment Date.

Date:_________________               ________________________________________
                                     NOTICE: The signature on this Form must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement.